Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Dori White, Investor Relations
631-773-5819
dori.white@falconstor.com

FalconStor Software Announces First Quarter 2017 Results

MELVILLE, N.Y., May 4, 2017 — FalconStor Software, Inc. (NASDAQ: FALC), a market leader in software-defined storage, today announced financial results for its first quarter ended March 31, 2017.

"FreeStor® continues to march forward as represented by the increase in year-over-year FreeStor revenue for the first quarter of 2017,” said Gary Quinn, President and CEO. "FreeStor is the right storage virtualization and cloud storage solution for customers who are transforming their infrastructure to software-defined everything. We are pleased that during the quarter we were able to realize the first step to financial stability by achieving our internal goal of being cash flow positive."

Financial Overview:

	Three Months Ended March 31,				Change Period to Period
(in millions except per share data)	2017		2016
Total revenue	$6.0	100.0%	$7.4	100.0%	$(1.4)	(18.7)%
Total cost of revenue	$1.5	24.1%	$2.0	27.0%	$(0.6)	(27.6)%
Total operating expenses	$5.7	94.9%	$9.7	130.7%	$(4.0)	(41.0)%
Operating loss (GAAP)	$(1.1)	(18.9)%	$(4.3)	(57.7)%	$3.1	(73.3)%
Net loss (GAAP)	$(1.1)	(18.4)%	$(4.3)	(57.8)%	$3.2	(74.1)%
EPS GAAP	$(0.03)		$(0.11)		$0.08

Included in operating results above for the three months ended March 31, 2017 and 2016 were $0.4 million and $1.0 million of share-based compensation expense, respectively. Included in net loss for both the three months ended March 31, 2017 and 2016 was an income tax provision of $0.1 million. GAAP net loss attributable to common stockholders includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends.

Deferred revenue at March 31, 2017 was $23.5 million, compared with $23.7 million at December 31, 2016.

	Three Months Ended,
(in millions except per share data)	March 31, 2017	December 31, 2016	March 31, 2016
Revenue	$6.0	$7.4	$7.4
Bookings	$5.5	$8.4	$7.4
Non-GAAP Expenses	$7.0	$8.1	$10.6
Non-GAAP Gross Margin	77%	74%	73%
Non-GAAP Operating Loss	$(0.9)	$(0.7)	$(3.2)
Non-GAAP Net Loss	$(0.9)	$(1.3)	$(3.2)
Non-GAAP EPS	$(0.02)	$(0.03)	$(0.08)
Cash provided by (used in) operations	$0.1	$(2.3)	$(2.0)

•	We now have over 350 customers using our FreeStor platform, not including the customers of our MSP and OEM partners.

•	Revenue from our FreeStor platform increased 79% to $1.6 million for the first quarter of 2017, compared with the first quarter of 2016.

•	Bookings from our FreeStor platform was 37% of total bookings for the first quarter of 2017, compared with 36% for the first quarter of 2016.

•
During the first quarter of 2017, we realized the full impact of our cost rationalization initiatives completed during 2016 and we ended the quarter with $3.4 million in cash and cash equivalents representing a slight increase from December 31, 2016.

Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

Conference Call
The Company will host a conference call to discuss its financial results on Thursday, May 4, 2017 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-800-533-7954

International: +1-785-830-1924

Conference ID: 5485547

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?RGID=r4593960f18b02b4d00929fbe55b93b8f

Meeting: FalconStor Q1 2017 Earnings

Meeting Password: Q1numbers17

Meeting Number: 793 708 297

If you are unable to register via the Internet, please contact Dori White, Investor Relations at 631-773-5819 or dori.white@falconstor.com

A conference call replay will be available beginning May 4, 2017 at 7:30 p.m. EDT through 7:30 p.m. EDT on May 11th. To listen to the replay of the call, dial: Toll Free: 1-888-203-1112; International: +1 719-457-0820; Passcode: 5485547

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, and (iv) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is a leading software-defined storage company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor® reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,431,763	$3,391,528
Accounts receivable, net	3,525,036	5,003,972
Prepaid expenses and other current assets	1,237,323	1,245,085
Inventory	6,181	6,181
Total current assets	8,200,303	9,646,766
Property and equipment, net	989,719	1,174,942
Deferred tax assets, net	580,419	577,735
Software development costs, net	458,317	547,558
Other assets, net	1,026,401	973,949
Goodwill	4,150,339	4,150,339
Other intangible assets, net	208,851	209,456
Total assets	$15,614,349	$17,280,745
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$860,397	$419,877
Accrued expenses	3,651,703	4,471,010
Deferred revenue, net	15,809,374	15,236,123
Total current liabilities	20,321,474	20,127,010
Other long-term liabilities	1,159,992	1,170,844
Deferred tax liabilities, net	260,896	254,776
Deferred revenue, net	7,640,759	8,430,692
Total liabilities	29,383,121	29,983,322
Commitments and contingencies
Series A redeemable convertible preferred stock	9,000,000	9,000,000
Total stockholders' deficit	(22,768,772)	(21,702,577)
Total liabilities and stockholders' deficit	$15,614,349	$17,280,745

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue:
Product revenue	$1,921,052	$2,280,858
Support and services revenue	4,118,063	5,151,473
Total revenue	6,039,115	7,432,331
Cost of revenue:
Product	198,715	244,273
Support and service	1,253,916	1,762,220
Total cost of revenue	1,452,631	2,006,493
Gross profit	$4,586,484	$5,425,838
Operating expenses:
Research and development costs	2,294,863	3,656,777
Selling and marketing	2,050,542	4,268,800
General and administrative	1,621,551	1,705,925
Restructuring	(236,302)	83,984
Total operating expenses	5,730,654	9,715,486
Operating loss	(1,144,170)	(4,289,648)
Interest and other income, net	154,921	118,183
Loss before income taxes	(989,249)	(4,171,465)
Provision for income taxes	122,948	125,147
Net loss	$(1,112,197)	$(4,296,612)
Less: Accrual of Series A redeemable convertible preferred stock dividends	204,575	192,608
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	—	163,669
Net loss attributable to common stockholders	$(1,316,772)	$(4,652,889)
Basic net loss per share attributable to common stockholders	$(0.03)	$(0.11)
Diluted net loss per share attributable to common stockholders	$(0.03)	$(0.11)
Weighted average basic shares outstanding	44,088,352	41,882,232
Weighted average diluted shares outstanding	44,088,352	41,882,232

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2017	2016
GAAP loss from operations	$(1,144,170)	$(4,289,648)
Non-cash stock option expense (1)	$445,414	$990,610
Restructuring costs (3)	(236,302)	83,984
Non-GAAP loss from operations	$(935,058)	$(3,215,054)

GAAP net loss attributable to common stockholders	$(1,316,772)	$(4,652,889)
Non-cash stock option expense, net of income taxes (2)	445,414	990,610
Restructuring costs (3)	(236,302)	83,984
Effects of Series A redeemable convertible preferred stock (4)	204,575	356,277
Non-GAAP net loss	$(903,085)	$(3,222,018)

GAAP gross margin	76%	73%
Non-cash stock option expense (1)	1%	0%
Non-GAAP gross margin	77%	73%

GAAP gross margin - Product	90%	89%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	90%	89%

GAAP gross margin - Support and Service	70%	66%
Non-cash stock option expense (1)	1%	0%
Non-GAAP gross margin - Support and Service	71%	66%

GAAP operating margin	(19%)	(58%)
Non-cash stock option expense (1)	7%	13%
Restructuring costs (3)	(4%)	1%
Non-GAAP operating margin	(15%)	(43%)

GAAP Basic EPS	$(0.03)	$(0.11)
Non-cash stock option expense, net of income taxes (2)	0.01	0.02
Restructuring costs (3)	(0.01)	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.01
Non-GAAP Basic EPS	$(0.02)	$(0.08)

GAAP Diluted EPS	$(0.03)	$(0.11)
Non-cash stock option expense, net of income taxes (2)	0.01	0.02
Restructuring costs (3)	(0.01)	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.01
Non-GAAP Diluted EPS	$(0.02)	$(0.08)

Weighted average basic shares outstanding (GAAP and as adjusted)	44,088,352	41,882,232
Weighted average diluted shares outstanding (GAAP and as adjusted)	44,088,352	41,882,232

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2017	2016
Cost of revenue - Product	$—	$—
Cost of revenue - Support and Service	56,451	24,771
Research and development costs	129,715	746,162
Selling and marketing	56,540	67,730
General and administrative	202,708	151,947
Total non-cash stock based compensation expense	$445,414	$990,610

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three months ended March 31, 2017 and 2016, the tax expense for both GAAP and Non-GAAP basis approximate the same amount. Included in share-based compensation expense for the three months ended March 31, 2016, was $0.7 million, related to costs associated with our exclusive source code license and development agreement which were paid through the issuance of our common stock.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.